Exhibit 10.2
Grant of Incentive Stock Option
Pursuant to the terms and conditions of the Company’s 2005 Equity Incentive Plan (the “Plan”), you have been granted an Incentive Stock Option to purchase ___shares of stock as outlined below:

Granted To:

Grant Date:

Granted:

Grant Price:	Total Cost to Exercise:

Expiration Date:

Vesting Schedule:
By my signature below, I hereby acknowledge receipt of this Grant on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Grant and the Plan.

Signature:	Date